                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                          Pursuant to Section 13 of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 15, 2001




                             FOREST OIL CORPORATION
               (Exact name of registrant as specified in charter)






       New York                       1-13515                  25-0484900
     (State or other juris-        (Commission               (IRS Employer
   diction of incorporation)        file number)            Identification No.)



       2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 812-1400


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On December 7, 2000 Forest Oil Corporation (Forest) announced the completion of its merger with Forcenergy Inc (Forcenergy) and approval of a 1-for-2 reverse split of Forest common stock by Forest shareholders. Pursuant to the terms of the merger agreement, and after giving effect to the reverse split of Forest common shares, Forcenergy stockholders received 0.8 of a Forest common share for each share of Forcenergy common stock they owned and 34.307 Forest common shares for each $1,000 stated value of Forcenergy preferred stock. The merger was accounted for as a pooling of interests.

         In connection with the merger, certain persons who were deemed to be affiliates of either Forcenergy or Forest agreed to not sell or transfer their shares of Forest common stock until Forest published financial information covering at least 30 days of post-merger combined operations. This restriction was imposed to comply with the requirements of applicable SEC accounting releases with respect to application of pooling of interests accounting. This Form 8-K is being filed to satsify these requirements.

         Following is summarized financial information of Forest for the month ended January 31, 2001 reflecting the results of the combined company after the merger.


                                                                               Month Ended January 31, 2001
                                                                               ----------------------------
                                                                                       (In Thousands)
         STATEMENT OF OPERATIONS INFORMATION:

         Revenue:
              Marketing and processing                                                  $    48,050
              Oil and gas sales                                                         $    99,794
                                                                                        -----------
         Total revenue                                                                  $   147,844

         Earnings from operations                                                       $    66,870

         Net earnings                                                                   $    42,346


                                                                                      January 31, 2001
                                                                               ----------------------------
                                                                                       (In Thousands)
         BALANCE SHEET INFORMATION:

         Current assets                                                                 $   305,822

         Net property and equipment, at cost                                            $ 1,388,501

         Deferred income taxes, asset                                                   $   109,830

         Goodwill and other intangible net assets, net                                  $    19,241

         Other assets                                                                   $    15,041

         Current liabilities                                                            $   301,965

         Long-term debt                                                                 $   611,560

         Other liabilities                                                              $    27,304

         Deferred income taxes, liability                                               $    15,854

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          FOREST OIL CORPORATION
                                                                    (Registrant)



Dated:  March 15, 2001                   By   /s/ Joan C. Sonnen
                                            --------------------------------
                                               Joan C. Sonnen
                                               Vice President - Controller and
                                               Chief Accounting Officer